UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2021

LEGATO MERGER CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39906	85-1783294
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

777 Third Avenue, 37th Floor

New York, NY 10017

(Address of Principal Executive Offices) (Zip Code)

(212) 319-7676

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock and one redeemable warrant	LEGOU	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	LEGO	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	LEGOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities

The information provided in Item 8.01 of this Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

On January 22, 2021, Legato Merger Corp. (the “Company”) consummated its initial public offering (“IPO”) of 20,500,000 units (“Units”). Each Unit consists of one share of common stock of the Company, $0.0001 par value per share (“Common Stock”), and one redeemable warrant (“Warrant”), with each Warrant entitling the holder to purchase one share of Common Stock at a price of $11.50 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $205,000,000.

Simultaneously with the consummation of the IPO, the Company consummated the private placement (“Private Placement”) of 542,500 Units (“Private Units”) at a price of $10.00 per Private Unit, generating total proceeds of $5,425,000, to the Company’s initial stockholders and EarlyBirdCapital, Inc. (“EBC”), the representative of the underwriters of the IPO. The Private Units are identical to the Units sold in the IPO, except that the Warrants underlying the Private Units are non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees. The initial stockholders and EBC have agreed to vote the Common Stock underlying the Private Units (“Private Shares”) in favor of any proposed business combination, not to convert any Private Shares in connection with a stockholder vote to approve a proposed initial business combination or sell any Private Shares to the Company in a tender offer in connection with a proposed initial business combination, and that the Private Shares shall not participate in any liquidating distribution from the Company’s trust account upon winding up if a business combination is not consummated. Further, the initial stockholders and EBC have agreed not to transfer, assign, or sell the Private Units or underlying Private Shares and Warrants (including the shares of Common Stock issuable upon the exercise of the Warrants), except to certain permitted transferees, until after the consummation of the Company’s initial business combination.

On January 25, 2021, the Company consummated the closing of the sale of an additional 3,075,000 Units (“Option Units”) at $10.00 per Option Unit pursuant to the underwriters’ exercise in full of their over-allotment option, generating gross proceeds of $30,750,000. The Company also consummated the closing of the sale of an additional 61,500 Private Units at $10.00 per Private Unit, generating gross proceeds of $615,000, to the original purchasers of the Private Units in respect of their obligation to purchase such additional Private Units upon the exercise of the underwriters’ over-allotment option.

Of the gross proceeds of the IPO and Private Placement, including the sale of the Option Units and additional Private Units, an aggregate of $235,750,000 was deposited into a trust account with Continental Stock Transfer & Trust Company acting as trustee.

An audited balance sheet as of January 22, 2021 reflecting receipt of the proceeds in connection with the consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K. Copies of the press releases issued by the Company announcing the consummation of the sale of Units and Private Units and announcing the consummation of the sale of Option Units and Private Units in connection with the exercise in full of the over-allotment option are included as Exhibits 99.2 and 99.3, respectively.

Item 9.01. Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit	Description
99.1	Audited balance sheet.
99.2	Press Release dated January 22, 2021.
99.3	Press Release dated January 25, 2021.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 28, 2021

LEGATO MERGER CORP.

By:	/s/ David D. Sgro
Name:	David D. Sgro
Title:	Chief Executive Officer

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